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Exhibit 99.15

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to the reference to me, Michael G. Browning, included in or made a part of the Registration Statement on Form S-4 of Duke Energy Holding Corp., and any amendments thereto.

/s/ MICHAEL G. BROWNING Name: Michael G. Browning
Date: January 31, 2006

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  Exhibit 99.15
CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS